CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

EXHIBIT 10.1

UMass Agreement No: UMMS 05-19-03

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (the “Agreement”), effective as of January 14, 2010 (the “Effective Date”), is between the University of Massachusetts (“University”), a public institution of higher education of the Commonwealth of Massachusetts as represented by its Worcester campus, and Isis Pharmaceuticals, Inc. (“Isis”), a Delaware corporation.

RECITALS

WHEREAS, University owns intellectual property rights which relate to certain technology as described in University's invention disclosure [***];

WHEREAS, Isis is a drug discovery and development company and has the capability of developing commercial applications of the intellectual property;

WHEREAS, Isis desires to obtain an exclusive license to University’s intellectual property rights, and University is willing to grant an exclusive license to its intellectual property rights under the following conditions so that these intellectual property rights may be developed to their fullest and the benefits enjoyed by the general public; and

WHEREAS, the license that is granted in this Agreement promotes the development of publicly funded intellectual property to practical application for the public good.

THEREFORE, University and Isis agree as follows:

1.	Definitions.

1.1.            “Approval” means, with respect to any Licensed Product in the United States, approval from the FDA sufficient for the manufacture, distribution, use and sale of the Licensed Product in accordance with applicable laws.

1.2.            “Commercially Reasonable Efforts” means, with regard to the development of a Licensed Product, either (a) achievement of any of the diligence events in accordance with Section 3.1(b)(i) of this Agreement, or (b) the expenditure of the annual Minimum Spend in accordance with Section 3.1(b)(ii) of this Agreement.

1.3.            “Confidential Information” means any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement that is specifically designated as confidential, as further described in Article 7.

1.4.            “FDA” means the United States Food and Drug Administration and any successor agency thereto.

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1.5.            “Field” means the treatment of spinal muscular atrophy and/or amyotrophic lateral sclerosis in humans.

1.6.            “First Commercial Sale” means the first sale of a Licensed Product by Isis or a Sublicensee to a Third Party.

1.7.            “First Human Dose” means the first instance in which a dose of a Licensed Product is administered to a human being in a clinical trial.

1.8.            “IND” means an Investigational New Drug Application filed with the FDA as described in 21 C.F.R. Part 312.

1.9             “Initiation of a Phase II Clinical Trial” means the enrollment of the first human subject in a Phase II Clinical Trial.

1.10.         “Initiation of a Phase III Clinical Trial” means the enrollment of the first human subject in a Phase III Clinical Trial.

1.11.         “Licensed Product” means any product that cannot be developed, manufactured, used, or sold without infringing one or more Valid Claims. [***].

1.12          “NDA” means a New Drug Application as described in 21 C.F.R. Part 314, filed with the FDA after completion of clinical trials to obtain Approval for a Licensed Product in the United States.

1.13.         “NDA Filing” means submission of an NDA to the FDA for a Licensed Product.

1.14          “Net Sales” means the gross amount billed or invoiced on sales of Licensed Products by Isis and its Sublicensees, less the following: (a) customary trade, quantity, or cash discounts to non-affiliated brokers or agents to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection or return; (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product which is paid by or on behalf of Isis; and (d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

In any transfers of Licensed Products between Isis and its Sublicensees, Net Sales are calculated based on the final sale of the Licensed Product to an independent Third Party. If Isis or a Sublicensee receives non-monetary consideration for any Licensed Products, Net Sales are calculated based on the fair market value of that consideration.  If Isis or its Sublicensees uses or disposes of a Licensed Product in the provision of a commercial service, the Licensed Product is sold and the Net Sales are calculated based on the sales price of the Licensed Product to an independent Third Party during the same Royalty Period or, in the absence of sales, on the fair market value of the Licensed Product as determined by the parties in good faith.  Net Sales shall not include any transfers of supplies of the applicable Licensed Product for (i) use in clinical trials, pre-clinical studies or other research or development activities, or (ii) for a bona fide charitable purpose; or (iii) for or a commercially reasonable sampling program.

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1.15.          “Orphan Drug Status” means, with respect to a Licensed Product, that (i) the Secretary of the FDA has (1) approved an application filed pursuant to section 505(b) of the Federal Food, Drug and Cosmetic Act (“FD&C Act”), (2) issued a certification under section 507 of the FD&C Act, or (3) issued a license under section 351 of the Public Health Service Act for such Licensed Product designated under section 526 of the FD&C Act for a rare disease or condition, and (ii) the Licensed Product has obtained market exclusivity under section 505A of the Food and Drug Administration Modernization Act of 1997.

1.16            “Patent Rights” means the United States patent applications listed in Exhibit A, and any divisional, continuation, or continuation-in-part, and requests for continued examination of that patent application to the extent the claims are directed to subject matter specifically described therein as well as any patents issued on these patent applications and any reissues or reexaminations or extensions of the patents.

1.17.         “Phase II Clinical Trial” means a human clinical trial of a Licensed Product that satisfies the requirements of 21 CFR 312.21(b).

1.18.          “Phase III Clinical Trial” means a human clinical trial of a Licensed Product that satisfies the requirements of 21 CFR 312.21(c)..

1.19.          “Registration Trial” means any human clinical trial under 21 CFR 312.21 designed to provide, or that does provide, data sufficient to file an NDA.

1.20.          “Royalty Period” means the partial calendar quarter commencing on the date on which the first Licensed Product is sold or commercially used and every complete or partial calendar quarter thereafter during which either (a) this Agreement remains in effect or (b) Isis has the right to complete and sell work-in-progress and inventory of Licensed Products pursuant to Section 8.5.

1.21.          “Royalty Term” has the meaning set forth in Section 4.5.

1.22.          “Sublicense Agreement” means any agreement in which Isis grants rights to the Patent Rights pursuant to Section 2.2.

1.23.          “Sublicense Income” means any consideration Isis receives from a Sublicensee in consideration for the grant of any Sublicense, including, but not limited to, license fees, up-front payments, and license maintenance fees, but excluding: (i) royalties or profit-sharing payments based on commercial sales of the Licensed Product, (ii) payments made in consideration of equity or debt securities of Isis at fair market value, (iii) payments specifically committed to reimburse Isis for the cost of research and/or development of Licensed Products, (iv) payments dedicated to reimburse IP/Patent expenses, and (v) payments made to Isis that Isis forwards to a Third Party to which Isis owes a financial obligation (such as a milestone payment to a Third Party licensor applicable to a Licensed Product).

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1.24.          “Sublicensee” means any permitted sublicensee of the rights granted Isis under this Agreement, as further described in Section 2.2.

1.25.          “Third Party” means any person or legal entity other than University or Isis.

1.26.          “Valid Claim” means (a) a claim of an issued and unexpired patent covering the Patent Rights which has not been permanently revoked or held unenforceable or invalid by an unappealable or unappealed decision of a court or government agency of competent jurisdiction or (b) a claim of a pending patent application within the Patent Rights that has not been abandoned or finally disallowed without the possibility of appeal or refiling.

2.	Grant of Rights.

2.1.                License Grant.  University grants to Isis an exclusive, royalty-bearing license in the United States under the Patent Rights to develop, make, have made, use, sell, offer for sale, have sold, import, and export Licensed Products in the Field.

2.2.               Sublicenses.  Isis may not grant a sublicense of its rights under Section 2.1 without first obtaining the University’s consent to the proposed Sublicensee, which consent may not be unreasonably withheld or delayed; provided, however, University hereby provides its consent in advance for Isis to grant a sublicense of its rights under Section 2.1 to [***] (or its successor). University will use good-faith efforts to provide a response to any such consent request as soon as reasonably practicable; provided, however, if University fails to respond to Isis within [***] days of University’s receipt of such consent request, such consent will be deemed to have been affirmatively provided by the University for purposes of this Section 2.2. All Sublicense Agreements executed by Isis pursuant to this Section 2.2 shall expressly state that such Sublicense Agreement is subject to the terms of this Agreement. Isis shall promptly furnish University with a fully executed copy of any Sublicense Agreement, and any such Sublicense Agreement will be treated as the Confidential Information of Isis in accordance with Section 7.1.  Sublicenses granted pursuant to this Section 2.2 shall survive the termination of this Agreement, provided, however that Sublicensees agree to modify the Sublicense Agreements to conform with this Agreement and to reflect University’s status as a tax-exempt educational and research institution.  [***].

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2.3.               Retained Rights.

(a)            University.  University retains the right to use the Patent Rights for non-commercial purposes, including academic research, teaching, and patient care, without payment of compensation to Isis. University may license such retained rights under this Subsection 2.3(a) to research collaborators of University faculty members, post-doctoral fellows, and students for such purposes.

(b)            Federal Government.  If the federal government has funded any invention claimed in the Patent Rights, this Agreement and the grant of any rights in Patent Rights are subject to the federal law set forth in 35 U.S.C. §§ 201-211 and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. Isis acknowledges that these statutes and regulations reserve to the federal government a royalty-free, non-exclusive, non-transferrable license to practice any government-funded invention claimed in the Patent Rights.  If any term of this Agreement fails to conform to those laws and regulations, the relevant term is invalid, and the parties shall modify the term pursuant to Section 10.11.

(c)            Other Organizations.  If a non-profit organization or state or local agency has funded any invention claimed in the Patent Rights, this Agreement and the grant of any rights in the Patent Rights are subject to the terms of the applicable research grants.  To the extent any term of this Agreement fails to conform with those terms, the relevant term shall be modified by the parties pursuant to Section 10.11.  In the event University discovers a research grant that requires modification of this Agreement pursuant to Section 10.11, University shall promptly notify Isis thereof.

3.	Isis Obligations Relating to Commercialization.

3.1.               Diligence Requirements. Isis shall use Commercially Reasonable Efforts or cause its Sublicensees to use Commercially Reasonable Efforts to develop Licensed Products and to introduce Licensed Products into the commercial market. Thereafter, Isis or its Sublicensees shall make Licensed Products reasonably commercially available to the public.  Specifically, Isis shall fulfill the following obligations:

(a)            General Obligations.

(i) Within [***] ([***]) days after execution of this Agreement, Isis shall furnish University with a [***]. University acknowledges and agrees that this [***] is a [***] of Isis’ current intention regarding the [***] and that [***].

(ii)  Within [***] ([***]) days after the start of each calendar year, beginning on January 1, 2011, Isis shall furnish University with a written report on progress during the prior year to develop and commercialize Licensed Products, including without limitation research and development, efforts to obtain regulatory approval, marketing, and sales figures.  Isis shall also include in the report a discussion of its intended development and commercialization efforts and sales projections, if any, for the current year.

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(b)               Development of Licensed Products.

(i)	Diligence Events.

a.        Within [***] ([***]) years after the Effective Date, Isis or its Sublicensee shall [***] covering at least one (1) Licensed Product.

b.          Within [***] ([***]) years after the Effective Date, Isis or its Sublicensee shall [***] covering at least one (1) Licensed Product.

c.        Within [***] ([***]) years after the Effective Date, Isis or its Sublicensee shall [***] covering at least one (1) Licensed Product.

d.        Within [***] ([***]) years after the Effective Date, Isis or its Sublicensee shall [***] covering at least one (1) Licensed Product.

e.        Within [***] ([***]) months after [***] for any Licensed Product, Isis or its Sublicensee shall [***].

(ii)            Minimum Spend. During the Term of this Agreement and until the occurrence of [***] for a Licensed Product, in developing a Licensed Product, Isis or its Sublicensee shall spend annually an aggregate amount of at least [***] dollars ($[***]) consisting of [***] (“Minimum Spend”). Both University and Isis acknowledge that, because the nature and amount of tasks associated with development of the Licensed Product shall vary from year-to-year, the amount of [***] and [***] expenditure shall also vary year-to-year, with some years exceeding the Minimum Spend and some years not. Achievement of either a diligence event under Subsection 3.1(b)(i) or the Minimum Spend under this Subsection 3.1(b)(ii) shall be deemed dispositive of using Commercially Reasonable Efforts.

3.2.            Dispute Resolution. If University determines that Isis has not fulfilled its obligations under Subsection 3.1(b), University shall furnish Isis with written notice of the determination.  Within [***] ([***]) days after receipt of the notice, Isis shall either (a) fulfill the relevant obligation or (b) negotiate with University a mutually acceptable schedule of revised diligence events or Minimum Spend. In the event University and Isis are unable to reach a mutually acceptable resolution, the dispute shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within [***] ([***]) days after expiration of the specified [***] ([***]) day period and attempt to negotiate a settlement which may include a different Minimum Spend or a new diligence event timeline. In the event the designated senior executives are not able to resolve such dispute during such [***] ([***]) day period, then the affected party, upon written notice to the other party, may initiate arbitration pursuant to Section 9.2(b).

UMass Agreement No: UMMS 05-19-03

3.3.               Indemnification.

(a)            Indemnity. Isis shall indemnify, defend, and hold harmless University and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether the action has any factual basis) concerning any product, process, or service that is made, used, or sold pursuant to any right or license granted under this Agreement.  However, indemnification does not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the gross negligence or intentional misconduct of the Indemnitees or (ii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Isis.

(b)            Procedures.  The Indemnitees agree to provide Isis with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  Isis agrees, at its own expense, to provide attorneys reasonably acceptable to University to defend against any claim.  The Indemnitees shall cooperate fully with Isis in the defense and will permit Isis to conduct and control the defense and the disposition of the claim, suit, or action (including all decisions relative to litigation, appeal, and settlement).  However, any Indemnitee may retain its own counsel, at the expense of Isis, if representation of the Indemnitee by the counsel retained by Isis would be inappropriate because of actual or potential conflicts in the interests of the Indemnitee and any other party represented by that counsel.  Isis agrees to keep University informed of the progress in the defense and disposition of the claim and to consult with University regarding any proposed settlement.

(c)            Insurance.  Isis shall maintain insurance or self-insurance that is reasonably adequate to fulfill any potential obligation to the Indemnitees, but not less than [***] dollars ($[***]) for injuries to any one person arising out of a single occurrence and [***] dollars ($[***]) for injuries to all persons arising out of a single occurrence.  Isis shall provide University with written evidence of insurance or self-insurance.  Isis shall continue to maintain the insurance or self-insurance after the expiration or termination of this Agreement while Isis or its Sublicensee continues to make, use, or sell a Licensed Product and thereafter for [***] ([***]) years.

3.4.               Use of University’s Name.  In accordance with Section 7.2., Isis and its Sublicensees may not use the name “University of Massachusetts” or any variation of that name in connection with the marketing or sale of any Licensed Products.

3.5.               Marking of Licensed Products.  To the extent commercially feasible and consistent with prevailing business practices, Isis shall mark and shall cause its Sublicensees to mark all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to a Licensed Product.

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3.6.               Compliance with Law.  Isis shall comply with, and shall ensure that its Sublicensees comply with, all local, state, federal, and international laws and regulations applicable to the development, manufacture, use, and sale of Licensed Products.  Isis expressly agrees to comply with the following:

(a)            Isis or its Sublicensees shall obtain all necessary approvals from the United States Food & Drug Administration and any similar foreign governmental authorities in which Isis or its Sublicensee intends to make, use, or sell Licensed Products.

(b)            Isis and its Sublicensees shall comply with all United States laws and regulations controlling the export of commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce.  Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries and foreign nationals.  Isis hereby gives written assurance that it shall comply with and shall cause its Sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of those laws and regulations by itself or its Sublicensees, and that it shall indemnify, defend, and hold University harmless (in accordance with Section 3.3.) for the consequences of any violation.

(c)            If any invention claimed in the Patent Rights has been funded by the United States government, and only to the extent required by applicable laws and regulations, Isis agrees that any Licensed Products used or sold in the United States shall be manufactured substantially in the United States or its territories. Current law provides that if domestic manufacture is not commercially feasible under the circumstances, University may seek a waiver of this requirement from the relevant federal agency on behalf of Isis and, if requested in writing by Isis, University shall, at Isis’ expense, seek such a waiver for the benefit of Isis.

4.	Consideration for Grant of Rights.

4.1.               License Fee.  In partial consideration of the rights granted Isis under this Agreement, Isis shall pay to University within [***] ([***]) days of the Effective Date a license fee of [***] dollars ($[***]). This license fee payment is nonrefundable and is not creditable against any other payments due to University under this Agreement.

4.2.               This Section Intentionally Left Blank.

4.3.               License Maintenance Fee.  Within [***] ([***]) days of each anniversary of the Effective Date, during the term of this Agreement, Isis shall pay to University [***] Dollars ($[***]).  This annual license maintenance fee is nonrefundable and is not creditable against any other payments due to University under this Agreement.

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4.4.               Milestone Payments.  Isis shall pay University the following milestone payments within [***] ([***]) days after the first occurrence of each event:

Event	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]

These milestone payments are nonrefundable and are not creditable against any other payments due to University under this Agreement.  Each milestone payment shall be payable only once, irrespective of the number of Licensed Products to achieve the milestone event. [***].

In the event Isis enters into a Sublicense Agreement that grants rights to develop and commercialize a Licensed Product in the United States pursuant to Section 2.2, [***].

4.5.               Royalties.  The Parties acknowledge that University’s standard licensing practice aims for the development of a Licensed Product in accordance with specific time frames (such as those enumerated in Section 3.1(b)) in part by providing for immediate termination of a license agreement under certain circumstances.  In lieu of such a provision in this Agreement, the Parties agree in part to the payment of royalties as specified below during the Royalty Term, which for the purposes of this Agreement, shall mean the period commencing on the date of First Commercial Sale of a Licensed Product after Approval and ending on the date that is the later of (i) [***]; or (ii) [***] (the “Royalty Term”).

a.            Base Royalty Rate.  Subject to Subsection 4.5 (b) below, during the Royalty Term, Isis shall pay to University a royalty of [***] percent ([***]%) of Net Sales of Licensed Products occurring during the Royalty Term.

b.              Royalty Step Down in the Absence of Orphan Status and Valid Claims. In the event a Licensed Product (i) does not have Orphan Drug Status; and (ii) is not covered by a Valid Claim, then Isis shall pay University a royalty of [***] percent ([***]%) of Net Sales of said Licensed Product during the Royalty Term. However, for the removal of doubt, in the event a Licensed Product (i) has Orphan Drug Status, and (ii) is not covered by a Valid Claim, then Isis shall pay University a royalty of [***] percent ([***]%) of Net Sales of Licensed Products during the Royalty Term.

4.6.  Minimum Royalty.

a.  Prior to [***]. Within [***] ([***]) days after the beginning of each calendar year during the term of this Agreement, beginning [***] and ending on the earlier of (i) [***] or (ii) the date of [***], an annual minimum royalty (“Minimum Royalty”) of [***] Dollars ($[***]) shall accrue but not be payable to University until [***]. Isis may not [***] under any circumstance unless and until it has [***].

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b.            After [***]. Within [***] ([***]) days after the beginning of each calendar year during the Term of this Agreement following [***], Isis shall pay University a Minimum Royalty according to the following schedule:

Years [***]:	$[***]
Years [***]:	$[***]
Years [***]:	$[***]
Years [***]:	$[***]

Isis may credit the Minimum Royalty paid under this Section 4.6(b) against actual royalties due and payable for the same calendar year in which such Minimum Royalty is paid.  Further, with respect to Minimum Royalties accrued under Section 4.6(a), Isis may credit only those Minimum Royalties that have accrued for the same calendar year as actual royalties are due and payable. Waiver of any Minimum Royalty payment by University is not a waiver of any subsequent Minimum Royalty payment. If Isis fails to make any Minimum Royalty payment within the [***] period, that failure is a material breach of its obligations under this Agreement, and University may terminate this Agreement if such breach is not cured in accordance with Section 8.3.

4.7.               Sublicense Income. If Isis enters into a Sublicense Agreement, Isis shall  pay University the percentages of all Sublicense Income received by Isis as consideration for such Sublicense Agreement, as set forth below in Table 4.7. The calculation of such Sublicense Income payment is based upon the status of the Licensed Product at the time Isis sublicenses it to a Third Party, as described in Table 4.7 below.

Table 4.7
Status of Licensed Product Upon Sublicense to Third Party	Percentage of Sublicense Income to be Paid to University

[***]	[***]%

[***]	[***]%

[***]	[***]%

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All payments under this Section 4.7 are due within [***] ([***]) days after Isis receives the relevant payment from the Sublicensee. Any Sublicense Income paid by Isis will be creditable against the milestone payments payable by Isis to University under Section 4.4.

5.	Royalty Reports; Payments; Records.

5.1.               First Sale. Isis shall report to University the date of First Commercial Sale of each Licensed Product within [***] ([***]) days after occurrence in the United States.

5.2.               Reports and Payments.

(a)            Within [***] ([***]) days after the conclusion of each Royalty Period, Isis shall deliver to University a report containing the following information:

 (i)            the number of Licensed Products sold to independent Third Parties in the United States and the number of Licensed Products used by Isis and its Sublicensees in the provision of commercial services in the United States;

(ii)            the gross sales price for each Licensed Product by Isis and its Sublicensees during the applicable Royalty Period in the United States;

(iii)            calculation of Net Sales for the applicable Royalty Period in the United States, including a listing of applicable deductions;

(iv)            total royalty payable on Net Sales in United States dollars, together with the exchange rates, if any, used for conversion; and

(v)            Sublicense Income due to University for the applicable Royalty Period from each Sublicensee.

(b)            Concurrent with this report, Isis shall remit to University any payment due for the applicable Royalty Period.  If no royalties are due to University for any Royalty Period, the report shall so state.

5.3.               Payments in United States Dollars.  Isis shall make all payments in United States dollars. Isis shall convert foreign currency to United States dollars at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter preceding the applicable Royalty Period.  Isis may not deduct exchange, collection, or other charges.

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5.4.               Payments in Other Currencies.  If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Isis shall give University prompt written notice of the restriction within the [***] payment deadline described in Section 5.2.  Isis shall pay any amounts due University through whatever lawful methods University reasonably designates.  However, if University fails to designate a payment method within [***] ([***]) days after University is notified of the restriction, Isis may deposit payment in local currency to the credit of University in a recognized banking institution selected by Isis and identified by written notice to University, and that deposit fulfills all obligations of Isis to University with respect to that payment.

5.5.               Records.  Isis shall maintain and shall cause its Sublicensees to maintain complete and accurate records of Licensed Products that are made, used, or sold under this Agreement and any amounts payable to University in relation to Licensed Products with sufficient information to permit University to confirm the accuracy of any reports delivered to University under Section 5.2.  The relevant party shall retain records relating to a given Royalty Period for at least [***] ([***]) years after the conclusion of that Royalty Period, during which time University may, at its expense, cause its internal accountants or an independent, certified public accountant to inspect records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement.  The accountant may not disclose to University any information other than information relating to accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within [***] ([***]) days after the accountant delivers the results of the audit.  If any audit performed under this Section 5.5 reveals an underpayment in excess of [***] percent ([***]%) in any Royalty Period, Isis shall bear the full cost of the audit.  University may exercise its rights under this Section 5.5 only once every year and only with reasonable prior notice to Isis.

5.6.               Late Payments.  Any payments by Isis that are not paid on or before the date payments are due under this Agreement bear interest at [***]% per month, calculated on the number of days that payment is delinquent.

5.7.               Method of Payment.  All payments under this Agreement should be made to the “University of Massachusetts” and sent to the address identified below.  Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

5.8.               Withholding and Similar Taxes. The University is a tax-exempt entity under Section 115 of the Internal Revenue Code. So long as University is such a tax-exempt entity, royalty payments and other payments due to University under this Agreement may not be reduced by reason of any withholding or similar taxes applicable to payments to University.  Therefore all amounts owed to University under this Agreement are net amounts and shall be grossed-up to account for any withholding taxes, value-added taxes or other taxes, levies or charges.  University will promptly notify Isis in writing if University ceases to be such a tax-exempt entity.

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6.	Patents and Infringement.

6.1.               Responsibility for Patent Rights.

(a)            University has primary responsibility at the expense of Isis for the preparation, filing, prosecution, and maintenance of all Patent Rights, using patent counsel reasonably acceptable to Isis.  University shall consult with Isis as to the preparation, filing, prosecution, and maintenance of all Patent Rights reasonably prior to any deadline or action with the United States Patent & Trademark Office or any foreign patent office and shall furnish Isis with copies of relevant documents reasonably in advance of consultation.  University shall consider in good faith any comments of Isis on any patent filings for the Patent Rights. Additionally, at the request of Isis, Isis and University shall meet and confer in person or via teleconference/videoconference on a quarterly basis during the term of this Agreement to discuss patent prosecution matters.

(b)            If University desires to abandon any patent or patent application within the Patent Rights, University shall provide Isis with reasonable prior notice of the intended abandonment, and Isis may, at its expense, prepare, file, prosecute, and maintain the relevant Patent Rights.

6.2.               Cooperation.  Each party shall provide reasonable cooperation in the preparation, filing, prosecution, and maintenance of all Patent Rights. Cooperation includes, without limitation, promptly informing the other party of matters that may affect the preparation, filing, prosecution, or maintenance of Patent Rights (such as, becoming aware of an additional inventor who is not listed as an inventor in a patent application).

6.3.               Payment of Expenses.

(a)            Within [***] ([***]) days after University invoices Isis, Isis shall reimburse University for all previously unreimbursed expenses incurred as of the Effective Date in connection with obtaining the Patent Rights.

(b)            Within [***] ([***]) days after University invoices Isis, Isis shall reimburse University for all patent-related expenses that have not been paid under Subsection 6.3(a) and that are incurred by University pursuant to Section 6.1. Isis may elect, upon [***] ([***]) days’ written notice to University, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights.  If Isis elects to cease payment of any patent expenses, Isis loses all rights under this Agreement with respect to the particular Patent Rights.

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6.4.               Infringement.

(a)            Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.

(b)            Isis Right to Prosecute.  As long as Isis remains the exclusive licensee of the Patent Rights in the Field, Isis may, under its own control and at its own expense, prosecute any Third Party infringement of the Patent Rights in the Field or, together with licensees of the Patent Rights in other fields (if any), defend the Patent Rights in any declaratory judgment action brought by a Third Party which alleges invalidity, unenforceability, or infringement of the Patent Rights.  Prior to commencing any action, Isis shall consult with University and shall consider the views of University regarding the advisability of the proposed action and its effect on the public interest.  Isis may not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection 6.4(b) without the prior written consent of University, which consent may not be unreasonably withheld or delayed; Any recovery obtained in an action under this Subsection 6.4(b) shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty payments withheld from University as described below); (ii) as to ordinary damages, Isis shall receive an amount equal to [***], less [***]; and (iii) as to special or punitive damages, the parties shall [***].

(c)            University as Indispensable Party.  University shall permit any action under Subsection 6.4(b) to be brought in its name if required by law, provided that Isis shall hold University harmless from, and if necessary indemnify University against, any costs, expenses, or liability that University may incur in connection with the action.

(d)            University Right to Prosecute.  If Isis fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for the action, or to answer a declaratory judgment action within a reasonable time after the action is filed, University may prosecute the infringement or answer the declaratory judgment action under its sole control and at its sole expense, and any recovery obtained shall be given to University.  If University takes action under this Subsection 6.4(d), University shall keep Isis reasonably informed of material actions taken by University pursuant to the infringement or declaratory action.

(e)            Cooperation.  Both parties shall cooperate fully in any action under this Section 6.4. which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any reasonable costs and expenses incurred by the cooperating party in connection with providing assistance.

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7.	Confidential Information; Publications; Publicity.

7.1.          Confidential Information.

(a)            Designation.  The Disclosing Party shall mark Confidential Information that is disclosed in writing with a legend indicating its confidential status (such as, “Confidential” or “Proprietary”).  The Disclosing party shall document Confidential Information that is disclosed orally or visually in a written notice and deliver the notice to the Receiving Party within thirty (30) days of the date of disclosure.  The notice shall summarize the Confidential Information that was disclosed and reference the time and place of disclosure.

(b)            Obligations.  For [***] ([***]) years after disclosure of any portion of Confidential Information, the Receiving Party shall (i) maintain Confidential Information in confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its trustees or directors, officers, employees, consultants, actual and potential Sublicensees, and advisors who are obligated to maintain the confidential nature of Confidential Information and who need to know Confidential Information for the purposes of this Agreement; (ii) use Confidential Information solely for the purposes of this Agreement; and (iii) allow its trustees or directors, officers, employees, consultants, actual and potential Sublicensees, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all reproductions being Confidential Information.

(c)            Exceptions.  The obligations of the Receiving Party under Subsection 7.1(b) do not apply to the extent that the Receiving Party can demonstrate that Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was already known or independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to the Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of the disclosure.

(d)            Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or a Third Party entrusting its own information to the Disclosing Party) owns the Confidential Information in the possession of the Receiving Party.  Upon expiration or termination of this Agreement, or at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

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7.2                Publicity Restrictions.  Neither Isis nor University may use the name of the other party or any of its trustees, officers, directors, faculty, students, employees, or agents, or any adaptation of their names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of the other party.

8.	Term and Termination.

8.1.               Term.  This Agreement commences on the Effective Date and remains in effect until the expiration of the Royalty Term unless earlier terminated in accordance with the provisions of this Agreement (the “Term”).

8.2.               Voluntary Termination by Isis.  Subject to Subsection 4.6(a), Isis may terminate this Agreement for any reason upon ninety (90) days’ prior written notice to University; provided, however, [***].

8.3.               Termination for Default.  Subject to Section 3.2, if either party commits a material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice of the breach, the other party may terminate this Agreement immediately upon written notice to the party in breach; provided, however, Isis may not terminate this Agreement during the Royalty Term. If the alleged breach involves nonpayment of any amounts due University under this Agreement, Isis must cure such a material breach within thirty (30) days after receiving written notice of the breach and pay University any applicable interest on such payments under Section 5.6.

8.4                [Reserved]

8.5.               Force Majeure. Neither party is responsible for delays resulting from causes beyond its reasonable control, including without limitation fire, earthquake, explosion, flood, war, strike, act of terrorism or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove those causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever the causes are removed.

8.6.               Effect of Termination. The following provisions survive the expiration or termination of this Agreement: Articles 1 and 9; Sections 2.2, 3.3., 3.4, 5.2. (but only to the extent an obligation exists to provide a final report and/or payment), 5.3., 5.4., 5.5., 5.6., 5.7., 5.8., 6.3., 7.1., 7.2, 8.6., 10.9., and 10.10.   Upon the early termination of this Agreement, Isis and its Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (a) Isis is current in payment of all amounts due University under this Agreement, (b) Isis pays University the applicable royalty and Sublicense Income on sales of Licensed Products in accordance with the terms of this Agreement, and (c) Isis and its Sublicensees complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination, and pay University royalties on Net Sales of such Licensed Products sold after the effective date of termination in accordance with Section 4.5.

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9.	Dispute Resolution.

9.1.               Procedures Mandatory.  Subject to Section 3.2, the parties shall resolve any dispute arising out of or relating to this Agreement solely by means of the procedures set forth in this Article. These procedures constitute legally binding obligations that are an essential provision of this Agreement.  If either party fails to observe the procedures of this Article, as modified by their written agreement, the other party may bring an action for specific performance in any court of competent jurisdiction.

9.2.               Dispute Resolution Procedures.

(a)            Negotiation.  In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within [***] ([***]) days after the date of notice (the “Notice Date”).  Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within [***] ([***]) days after the Notice Date and attempt to negotiate a settlement.

(b)            Binding Arbitration for Alleged Breach of Commercially Reasonable Efforts.

(i)            Any disputes arising between the parties regarding Isis’ alleged failure to use Commercially Reasonable Efforts in accordance with Section 3.1(b) will be exclusively determined under this Section 9.2(b) by binding arbitration.  All other disputes arising between the parties under this Agreement will be exclusively determined under Section 9.2(c) by mediation and/or Section 9.2(d).

(ii)            In the event the designated senior executives are not able to resolve a dispute arising under Section 3.2 regarding Isis’ alleged failure to use Commercially Reasonable Efforts during such [***]-day period, then the affected party may initiate arbitration under the procedural arbitration rules of the American Arbitration Association. The venue for the arbitration procedure shall be Boston, Massachusetts, Massachusetts substantive law shall be applied, and the dispute shall be determined by a single arbitrator appointed in accordance with such arbitration rules. Such arbitrator shall be permitted to consider a new Minimum Spend, a new diligence event timeline, and termination of the Agreement in resolving the dispute. The award of the arbitrator shall be the sole and exclusive remedy between the affected parties regarding any such dispute and shall be final and binding upon the parties.

(c)  Mediation. If a dispute between the parties is not a matter required to be determined under Section 9.2(b) above, and remains unresolved within [***] ([***]) days after the Notice Date or if the senior executives fail to meet within [***] ([***]) days after the Notice Date, either party may initiate mediation upon written notice to the other party, and both parties shall engage in a mediation proceeding under the then current CPR Institute for Dispute Resolution (“CPR”) Model Procedure for Mediation of Business Disputes. Specific provisions of this Subsection 9.2(c) override inconsistent provisions of the CPR Model Procedure. The parties shall select the mediator from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within [***] ([***]) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within [***] ([***]) days after the Notice Date.

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(d)            Trial Without Jury.   If the parties fail to resolve a dispute under Section 9.2(c) through mediation, or if neither party elects to initiate mediation and such dispute is not required to be determined under Section 9.2(b), each party may pursue any other remedies legally available to resolve the dispute.  However, the parties expressly waive the right to a jury trial in the legal proceeding under this Subsection 9.2(d).

9.3.               Preservation of Rights Pending Resolution.

(a)            Performance to Continue.  Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement.  However, a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

(b)            Provisional Remedies.  Although the procedures specified in this Article are the exclusive procedures for resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, that action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

(c)            Statute of Limitations.  The parties agree that all applicable statutes of limitation and time-based defenses (such as, estoppel and laches) are tolled while the procedures set forth in Subsections 9.2(a) and 9.2(c) are pending.  The parties shall take any actions necessary to effectuate this result.

10.	Miscellaneous.

10.1.        Representations and Warranties.  University represents that its employees have assigned to University their entire right, title, and interest in the Patent Rights, and that it has authority to grant the rights and licenses set forth in this Agreement, and that it has not granted any rights in the Patent Rights to any Third Party that is inconsistent with the grant of rights in this Agreement. UNIVERSITY MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Specifically, University makes no warranty or representation (a) regarding the validity or scope of the Patent Rights, (b) that the exploitation of the Patent Rights or any Licensed Product will  not infringe any patents or other intellectual property rights of a Third Party, and (c) that any Third Party is not currently infringing or will not infringe the Patent Rights.

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10.2.            Compliance with Law.  Isis agrees to comply with applicable law and shall promptly notify University of any violation that Isis knows or has reason to believe has occurred or is likely to occur.

10.3.            Tax-Exempt Status.  University is a public institution of the Commonwealth of Massachusetts, and is an exempt organization under the United States Internal Revenue Code of 1986, as amended.  Isis also acknowledges that certain facilities in which the licensed inventions were developed may have been financed through offerings of tax-exempt bonds.  If the Internal Revenue Service determines, or if counsel to University reasonably determines that any term of this Agreement jeopardizes the tax-exempt status of University or the bonds used to finance University facilities, the relevant term is invalid and shall be modified in accordance with Section 10.11.

10.4.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which is an original, and all of which together are one instrument.

10.5.            Headings.  All headings are for convenience only and do not affect the meaning of any provision of this Agreement.

10.6.            Binding Effect.  This Agreement is binding upon and inures to the benefit of the parties and their respective permitted successors and assigns.

10.7.        Assignment.  This Agreement may not be assigned by either party without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed.  Notwithstanding the foregoing, this Agreement may be assigned by either party without the prior written consent of the other party to a Third Party in connection with a merger, consolidation, sale of all of the equity interests of the party, or a sale of all or substantially all of the assets of the party to which this Agreement relates.

10.8.            Amendment and Waiver.  The parties may only amend, supplement, or otherwise modify this Agreement through a written instrument signed by both parties. The waiver of any rights or failure to act in a specific instance relates only to that instance and is not an agreement to waive any rights or fail to act in any other instance.

10.9.            Governing Law. This Agreement is governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.   The parties may only bring legal action that arises out of or in connection with this Agreement in Massachusetts Superior Court in Suffolk County.

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10.10.          Notice.  Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to University:	If to Isis:

Office of Technology Management	Isis Pharmaceuticals, Inc.
University of Massachusetts	1896 Rutherford Road
222 Maple Ave., Higgins Building	Carlsbad, CA 92008
Shrewsbury, MA 01545

Attention: Executive Director	Attention: COO & CFO

With a copy to: General Counsel

All notices under this Agreement are effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section 10.10.

10.11.          Severability.  If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity or unenforceability does not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.  If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 9.  While the dispute is pending resolution, this Agreement shall be construed as if the provision were deleted by agreement of the parties.

10.12.         Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

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The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

UNIVERSITY OF MASSACHUSETTS		ISIS PHARMACEUTICALS, INC.

By:	/s/ James P. McNamara	By:	/s/ B. Lynne Parshall

Name:	James P. McNamara, Ph.D.,	Name:	B. Lynne Parshall
Title:	Executive Director,	Title:	COO & CFO
Office of Technology Management

UMass Agreement No: UMMS 05-19-03

EXHIBIT A

Patent Rights

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